Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

FAT Brands Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Type(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Class A Common Stock, par value $0.0001 per share(2)
	Equity	Preferred Stock, par value $0.0001 per share
	Debt	Debt Securities
	Other	Warrants
	Other	Subscription Rights
	Other	Units
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o) 415(a)(6)	(3), (4)	(3)	$460,000,000	(3)(4)		(4)	S-3	333-261365	February 8, 2022	$44,681.40	(4)
	Total Offering Amounts					$460,000,000
Total Fees Previously Paid
Total Fees Offsets
	Net Fee Due								(4)

(1)	Securities registered hereunder may be sold separately, together, or as units with other securities registered hereunder. The securities registered hereunder include the following: (a) an indeterminate number of shares of Class A Common Stock as may be sold from time to time by the Registrant and an indeterminate number of shares of Class A Common Stock as may be issued from time to time upon conversion or exchange of any securities registered hereunder; (b) an indeterminate number of shares of preferred stock as may be sold from time to time by the Registrant and an indeterminate number of shares of preferred stock as may be issued from time to time upon conversion or exchange of any securities registered hereunder; (c) an indeterminate amount of debt securities as may be sold from time to time by the Registrant and an indeterminate amount of debt securities as may be issued from time to time upon conversion or exchange of any securities registered hereunder; (d) an indeterminable number of warrants, representing rights to purchase Class A Common Stock or preferred stock registered hereunder; (e) an indeterminable number of subscription rights, representing rights to purchase Class A Common Stock, preferred stock, debt securities or warrants registered hereunder; and (f) an indeterminable number of units, representing interests in two or more securities registered hereunder, which may or may not be separable from one another.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), this Registration Statement includes any additional shares of Class A Common Stock that may become issuable from time to time as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of shares of the Registrant’s outstanding Class A Common Stock.

(3)	Pursuant to Rule 457(o) under the Securities Act and General Instruction II.D to Form S-3, this Calculation of Registration Fee table does not specify by each class of securities being registered information as to the amount to be registered, proposed maximum offering price per security, or proposed maximum aggregate offering price. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement exceed $460,000,000.

(4)	In accordance with Rule 415(a)(6) under the Securities Act, this Registration Statement carries over, as of the date of filing of this Registration Statement, $460,000,000 of unsold securities (which we refer to as the “Previously Registered Unsold Securities”) previously registered under the Registrant’s registration statement on Form S-3 (File No. 333-261365) (which we refer to as the “Prior Registration Statement”), which was initially filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) on November 24, 2021, and declared effective by the SEC on February 8, 2022. In connection with the registration of the offering and sale of the Previously Registered Unsold Securities under the Prior Registration Statement, the applicable registration fee (which we refer to as the “Previously Paid Registration Fee”) was previously applied, which Previously Paid Registration Fee will continue to be applied to the Previously Registered Unsold Securities, and the Registrant hereby offsets any registration fee that may be due under this Registration Statement by the amount of the Previously Paid Registration Fee relating to the Previously Registered Unsold Securities. Accordingly, no registration fee is due upon the filing of this Registration Statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Previously Registered Unsold Securities being registered hereunder. To the extent that, after the filing date of this Registration Statement and prior to the effectiveness of this Registration Statement, the Registrant sells any such Previously Registered Unsold Securities under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Previously Registered Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Previously Registered Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.